Exhibit 2.1

     ----------------------------------------------------------------------



                             SALE-PURCHASE AGREEMENT


                                     between


                                810 PARTNERS LLC

                                       and

                                  BHONE CORP.,

                                                    Seller,


                                       and


                              810 7TH AVENUE, L.P.,

                                                    Purchaser,


                                    Premises:

                               810 Seventh Avenue
                               New York, New York
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



                                TABLE OF CONTENTS
1.   Sale-Purchase....................................................1
2.   Purchase Price...................................................2
3.   Permitted Encumbrances...........................................2
4.   Closing Date.....................................................2
5.   Violations.......................................................3
6.   Apportionments...................................................3
7.   Closing Documents................................................7
8.   Title Insurance.................................................10
9.   Representations.................................................10
10.  Fixtures and Personal Property..................................15
11.  Broker..........................................................15
12.  Closing Costs...................................................15
13.  Seller's Covenants..............................................16
14.  Non-Liability...................................................16
15.  Condition of Premises...........................................17
16.  Notices.........................................................18
17.  Entire Agreement................................................19
18.  Amendments......................................................19
19.  No Waiver.......................................................19
20.  Successors and Assigns..........................................20
21.  Partial Invalidity..............................................20
22.  Paragraph Headings..............................................20
23.  Governing Law...................................................20
24.  Binding Effect..................................................20
25.  No Recording or Lis Pendens.....................................20
26.  Prevailing Party to Receive Attorneys' Fees.....................21
27.  Tax-Free Exchange...............................................21
28.  Survival........................................................21
29.  Entire Agreement................................................21
30.  Submission To Jurisdiction......................................21
31.  Waiver Of Jury Trial............................................22
32.  Definition of Business Day......................................22



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                                    Exhibits
Exhibit           Description
A                 Description of the Land
B                 Service Contracts
C                 Form of Bargain and Sale Deed
D                 Form of  Quitclaim Bill of Sale
E                 Form of Assignment and Assumption of Leases
F                 Form of Assignment and Assumption of Service Contracts
G-1               Form of Assignment and Assumption of Air Rights Leases
G-2               Air Rights Leases
H                 Intentionally Omitted
I-1               Existing Litigation
I-2               Intentionally Omitted
J                 Environmental Reports

                                    Schedules
Schedule          Description
6.12              Closing Proration and Adjustment Schedule
9.1(iii)          Current Monthly Billings
9.1(vii)          Leases
9.1(viii)         Security Deposits
9.1(x)            Tenant Proceedings
9.1(xi)           Brokerage Agreements
9.1(xiv)          Tax Proceedings
9.1(xvi)          Advance Rents
9.1(xx)           Delinquency Report
9.1(xxi)          Air Rights Lease Documents

                             SALE-PURCHASE AGREEMENT

         THIS SALE-PURCHASE AGREEMENT (this "Agreement"), is made as of this 31st day of December, 1997, between 810 PARTNERS LLC, a limited liability company organized under the laws of the State of Delaware, having an office c/o Credit Suisse First Boston Mortgage, LLC, 11 Madison Avenue, 7th Floor, New York, New York 10010 ("810 Partners") and BHONE CORP., a Delaware corporation, having an office c/o Credit Suisse First Boston Mortgage, LLC, 11 Madison Avenue, 7th Floor, New York, New York 10010 ("BHone"; together with 810 Partners, the "Seller") and 810 7TH AVENUE, L.P., a New York limited partnership, having an office c/o Tower Realty Trust, Inc., 292 Madison Avenue, New York, New York 10017 ("Purchaser").

                              W I T N E S S E T H:

         WHEREAS, BHone is the owner of an undivided 78.3% interest (the "BHone Interest") in the Premises (as hereinafter defined) and 810 Partners is the owner of an undivided 21.7% interest (the "810 Partners Interest") in the Premises;

         WHEREAS, the BHone Interest and the 810 Partners Interest collectively constitute a 100% interest in the Premises;

         WHEREAS, BHone desires to sell the BHone Interest and 810 Partners desires to sell the 810 Partners Interest, and Purchaser desires to purchase both the BHone Interest and the 810 Partners Interest, on the terms and conditions set forth herein.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, and for other good and valuable consideration, the mutual receipt and legal sufficiency of which are hereby acknowledged, Seller and Purchaser hereby agree as follows:

         1.       Sale-Purchase.

                  Seller agrees to sell and convey to Purchaser, and Purchaser agrees to purchase from Seller, upon the terms and conditions hereinafter set forth, the following (collectively, the "Premises"):

                  (i) all that certain plot, piece and parcel of land located in the County of New York and the State of New York, described in Exhibit "A" annexed hereto and made a part hereof, together with all easements, rights of way, privileges, appurtenances and other rights, if any, pertaining thereto (the "Land"), which Land is located at 810 Seventh Avenue, New York, New York. The Land includes all right, title and interest of Seller in and to any land lying in the bed of any street, road or avenue opened or proposed, public or private, in front of or adjoining the Property, to the center line thereof, and all right, title and interest of Seller in and to any award made or to be made in lieu thereof and in and to any unpaid award for damage to the Property by reason of change of grade of any street, and the buildings and improvements located thereon and Seller shall execute and deliver to Purchaser at the Closing (as hereinafter defined) all proper instruments for the conveyance of such title and the assignment and collection of any such award;

                  (ii) all buildings and improvements located on the Land and all of Seller's right, title and interest in and to any and all fixtures attached thereto (collectively, the "Improvements"; together with the Land, the "Real Property");



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                  (iii) all equipment, machinery, apparatus, appliances, and other articles of personal property located on and used in connection with the operation of the Improvements (collectively, the "Personal Property"), to the extent any of same are owned by Seller;

                  (iv)     the Service Contracts (as hereinafter defined);

                  (vii) to the extent assignable, and subject to the terms hereof, all licenses, franchises, permits, certificates of occupancy, authorizations and approvals used in or relating to the ownership, occupancy or operation of any part of the Improvements (the "Permits");

                  (viii)   the Leases (as hereinafter defined);

                  (ix)     the Air Rights Leases (as hereinafter defined); and

                  (x) any development rights owned by Seller pertaining to the Real Property.

         2.       Purchase Price.

         The purchase price for the Premises (the "Purchase Price") is One Hundred Forty-Three Million Three Hundred Seventy-Five Thousand and 00/100 Dollars ($143,375,000.00) Dollars, payable in full on the Closing Date (as hereinafter defined) by wire transfer of immediately available federal funds to an account or accounts designated by Seller (such funds, the "Closing Funds"). Seller and Purchaser acknowledge and agree that $112,262,625.00 of the Closing Funds are to be transferred to BHone and approximately $31,112,375.00 of the Closing Funds are to be transferred to 810 Partners.

         3.       Permitted Encumbrances.

                  3.1. The Premises shall be sold, and title thereto conveyed, subject to (i) the leases and occupancy agreements for tenants of the Premises (as amended, modified, renewed or extended as of the date hereof, the "Leases"),
(ii) all Violations (as hereinafter defined), (iii) to the extent assignable, Seller's right, title and interest in and to the service contracts described on Exhibit "B" attached hereto and made a part hereof (as amended, modified, renewed or extended as of the date hereof, and, together with the Referenced Work Letters (as hereinafter defined), the "Service Contracts"), (iv) the Air Rights Leases, and (v) all exceptions to title of record (the "Permitted Title Matters" and, together with the Leases, the Violations, the Air Rights Leases and the Service Contracts, the "Permitted Encumbrances").

                  3.2. Seller shall give and Purchaser shall accept such fee simple title (or ground leasehold title, in respect of the Air Rights Leases) to the Premises as the Title Company (as hereinafter defined) shall approve and insure as provided in Section 8 hereof at its regular rates, with such exceptions as are accepted by Purchaser, such acceptance to be evidenced by Purchaser's consummating the Closing hereunder.

         4.       Closing Date.

         The consummation of the transactions contemplated hereby (the "Closing"), shall take place at the offices of counsel to Purchaser's lending institution in New York City, on December 31, 1997 (the "Closing Date"). Purchaser acknowledges and agrees that if for any reason the transaction contemplated



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hereby shall fail to close on the aforesaid Closing Date, time being of the essence, this Agreement shall be completely void and without effect, other than the provisions of Section 11 hereof which shall survive such termination.

         5.       Violations.

         Purchaser shall accept title to the Premises subject to all violations of law or municipal ordinances, orders or requirements issued by the departments of buildings, fire, labor, health or other Federal, State, County, Municipal or other departments and governmental agencies having jurisdiction against or affecting the Premises, and any outstanding work orders, in each case, outstanding as of the date hereof (each, a "Violation"). Purchaser and Seller agree that Seller shall have no restoration, repair or other obligation or liability of any kind or nature with respect to any Violation and Purchaser shall take title to the Premises without adjustment of the Purchase Price in respect of any Violations.

         6.       Apportionments.

                  6.1. The following are to be apportioned as of the Closing
Date:

                           (i) All real property taxes and other taxes and
charges, including, without limitation, assessments, sewer taxes and rents, vault taxes and charges and common area charges, if any, imposed on the owner of the Property and not paid by others. Apportionments of such real property taxes and other taxes and charges shall be made on the basis of the fiscal year for which assessed. If the Closing Date shall occur before the tax rate is fixed, the apportionment of taxes shall be made on the basis of the tax rate for the preceding year applied to the latest assessed valuation. After the real property taxes, water rates and other charges are finally fixed, Seller and Purchaser shall make a recalculation of the apportionment of same, and Seller or Purchaser, as the case may be, shall promptly make an appropriate payment to the other based on such recalculation. Without limitation of the generality of the foregoing, in the event that Seller makes the payment of the real estate taxes for the Property for the half tax year commencing on January 1, 1998 and ending on June 30, 1998, then Seller shall be entitled to a receive a credit at Closing equal to the full amount of such payment.

                           (ii) Utility charges payable by the owner of the
Property, including, without limitation, water rates and charges and sewer charges. If there are any water meters on the Property (other than meters measuring water consumption costs which are the obligation of lessees to pay), Seller shall furnish readings to a date not more than two (2) Business Days prior to the Closing Date, and the unfixed water rates and charges and sewer taxes and rents, if any, based thereon for the intervening time, shall be apportioned on the basis of such readings, provided that if any meter readings are not available at Closing then meter readings shall be obtained as soon as reasonably practicable after Closing and appropriate adjustment made on the basis thereof..

                           (iii) Fixed, escalation, additional and percentage
rent, parking charges and all other charges under the Leases (including, without limitation, electricity and utility surcharges, so called "CAM" recoveries (or other recoveries serving the same purpose), administrative fees in connection with security deposits held by Seller under the Leases, and advance payments by tenants in respect of real estate taxes), if, as and when collected in accordance with Section 6.6 hereof (all of the foregoing being collectively referred to as "Rents").




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                           (iv) Fuel on hand, if any, based on an estimate
provided by Seller's fuel supplier, at Seller's cost valued at the price therefor charged by such supplier and including any applicable taxes, provided that if the foregoing estimate is not available at Closing then such estimate shall be obtained as soon as reasonably practicable after Closing and appropriate adjustment made on the basis thereof..

                           (v) Charges and fees for annual licenses, permits
being transferred to Purchaser at Closing and inspection fees.

                           (vi) Charges under the Service Contracts that are
assigned to Purchaser in accordance with the terms of this Agreement.

                           (vii) Vault charges and taxes, if any, not otherwise
payable directly to the taxing authority by any tenant under a Lease.

                           (viii) Deposits, if any, on account with utility
companies servicing the Premises (and Seller and Purchaser each agrees to cooperate to effectuate the transfer of any such deposits), provided that at Purchaser's option Seller will obtain a refund of any such utility deposits in effect and Purchaser shall provide its own utility deposits directly to the applicable utility companies.

                           (ix) accrued vacation and other employee benefits and
related costs for building employees allocable to the period prior to the Closing Date.

                           (x) Such other items as are customarily prorated in
transactions similar to the transaction contemplated by this Agreement.

                  6.2. Purchaser and Seller agree that (x) any contest of any of the items referenced in Section 6.1(i) that pertains to any year before the 1997/1998 tax year shall be brought solely, if at all, by Seller and any refunds received on account thereof shall be paid solely to Seller and if received by Purchaser shall be paid by Purchaser to Seller within fifteen (15) Business Days of Purchaser's receipt thereof and (y) any contest of any of the items referenced in Section 6.1(i) that pertains to the 1997/1998 tax year shall be brought by Purchaser; provided, however, (i) if Purchaser fails to prosecute any such contest for such 1997/1998 tax year, after notice from Seller and the expiration of thirty (30) days without Purchaser having commenced such prosecution, then Seller shall have the right to cause such contest to be prosecuted and (ii) Purchaser shall not settle any such contest or take any material action in connection with such contest without the prior written consent of Seller, which consent shall not be unreasonably withheld. Without limiting the foregoing provisions of this Section 6.2, Purchaser acknowledges and agrees that Purchaser shall render an accounting to Seller with respect to all refunds attributable to any such contest in respect of the 1997/1998 tax year, and such refunds shall be applied first to the costs and expense (including, without limitation, legal fees) of obtaining such refunds; second, to payments required to be made to the Tenants of the Real Property in respect of such refunds pursuant to the terms of the applicable Leases; and third, apportioned between Purchaser and Seller such that any such refunds shall be apportioned between Purchaser and Seller with the Seller receiving the portion of such refunds allocable to the portion of the 1997/1998 tax year prior to the Closing Date and the Purchaser receiving the remainder of such refund. The parties agree that if Purchaser receives, in settlement of any contest in respect of the 1997/1998 tax year, a credit on account of future taxes in respect of the Real Property, then same shall be deemed for purposes of making calculations pursuant to this Section 6.2 as if Purchaser had received such credit as a refund hereunder.



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                  6.3. If the Premises or any part thereof shall be, or shall have been affected by, assessments as of the Closing Date, whether or not payable in annual installments, the entire amount of such assessment shall be apportioned as appropriate between Seller and Purchaser. Any assessments which are noticed after the Closing Date shall be paid solely by Purchaser.

                  6.4. If there are any water meters on the Premises (other than meters measuring water consumption costs which are the obligation of tenants to pay under Leases), Seller shall furnish readings to a date not more than two (2) days prior to the Closing Date, and the unfixed water rates and charges and sewer taxes and rents, if any, based thereon for the intervening time, shall be apportioned on the basis of such last readings, provided that if any meter readings are not available at Closing then meter readings shall be obtained as soon as reasonably practicable after Closing and appropriate adjustment made on the basis thereof. If there is any fuel on hand, Seller shall furnish a reading to a date not more than two (2) days prior to the Initial Scheduled Closing Date, and the unfixed charges for such fuel, if any, for the period from the date of such reading until the Closing Date shall be apportioned based upon such reading provided that if any fuel readings are not available at Closing then fuel readings shall be obtained as soon as reasonably practicable after Closing and appropriate adjustment made on the basis thereof..

                  6.5. The amount of any unpaid taxes, assessments, water charges, sewer rents and vault charges and taxes which Seller is obligated to pay and discharge, with interest and penalties thereon to the date two (2) Business Days after the Closing Date may, at the option of Seller, be allowed to Purchaser out of the balance of the Purchase Price, provided that official bills therefor with interest and penalties thereon are furnished by Seller at the Closing. If there are any other liens or encumbrances which Seller is paying and discharging pursuant to Section 8 hereof, Seller may use any portion of the Purchase Price to satisfy the same, provided that the Title Company shall be willing to insure Purchaser against collection of such liens and/or encumbrances, including interest and penalties, in which event such liens and encumbrances shall not be objections to title.

                  6.6. (i) To the extent that Purchaser or Seller receives Rents under Leases (including monthly payments of escalation and percentage rents and "pass throughs") after the Closing Date, Purchaser or Seller, as applicable, shall render an accounting to Seller or Purchaser, as applicable, with respect thereto, and the amount of such Rents shall be applied in the following order of priority: (a) to the calendar month in which the Closing occurs, (b) to any calendar month or months following the calendar month in which the Closing occurred until such tenant is current on post-Closing Rents, and (c) third, to the calendar months preceding the Closing until such tenant is current on pre-Closing Rents. Without limitation of the foregoing, at the end of the fiscal year with respect to which any rent under a Lease that is other than fixed rent (any such rent, "Additional Rent") is payable, there shall be a calculation of the amount of such Additional Rent to which Seller or Purchaser shall be entitled pro rata, with Seller being entitled to an amount equal to the amount of such Additional Rent multiplied by a fraction expressed as a percentage, the numerator of which is the number of days in said fiscal year with respect to which Additional Rent under such Lease was payable prior to the Closing Date, and the denominator of which is the total number of days in said fiscal year during which such Additional Rent under such Lease was payable, and Purchaser shall be entitled to the remaining portion of such Additional Rent.

                           (ii) Purchaser shall use its commercially reasonable
efforts to collect any and all Rents due pursuant to the Leases. Notwithstanding the foregoing, if Purchaser shall commence any legal action to collect any amounts due from a tenant under a Lease and such tenant shall also owe amounts which Seller shall be entitled to retain pursuant to the provisions of this Agreement, then



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Purchaser shall include in its legal action the claim for amounts due to Seller and Seller shall reimburse Purchaser for a portion of the reasonable and actual out-of-pocket legal fees and disbursements incurred by Purchaser in prosecuting such action in an amount equal to the total amount of such fees and disbursements multiplied by a fraction, the numerator of which is the total amount realized by Seller in such action and the denominator of which is the total amount realized by Seller and Purchaser in such action. If Seller is entitled, in accordance with the provisions of this Agreement, to all or any portion of any Rents owed by any tenant under a Lease and such tenant shall be in default of its obligation to pay such Rents, Seller reserves the right to commence any and all appropriate legal proceedings to collect such amounts (but Seller shall not commence any action against a tenant to dispossess such tenant from possession of space in the Premises) and Purchaser agrees to cooperate with Seller, at Seller's sole cost and expense, in connection with such proceedings, provided that if under applicable law it is necessary to use Purchaser's name in order to commence or maintain any such proceedings, Purchaser shall, at Seller's request and sole cost and expense, commence and maintain such proceedings at the direction of Seller and shall otherwise cooperate with Seller in connection therewith, provided, further, that Seller shall agree to indemnify Purchaser for any loss, cost, damage or expense incurred by Purchaser in connection with such proceedings.

                  6.7. Prior to the Closing, Purchaser and Seller shall cooperate to arrange for utility services to the Premises to be discontinued in Seller's name, as of the day immediately prior to the Closing Date, and to be reinstated in Purchaser's name, as of the Closing Date. In the event that the foregoing cannot be effectuated, then Seller shall furnish readings of the applicable utility meters to a date not more than two (2) Business Days prior to the Closing Date, and the unfixed charges, if any, based thereon for the intervening time, shall be apportioned on the basis of such last readings, provided that if any such readings are not available at Closing then readings shall be obtained as soon as reasonably practicable after Closing and appropriate adjustment made on the basis thereof.

                  6.8 Seller agrees that it shall be responsible for the payment of the commissions due to leasing brokers with respect to the Property ("Leasing Commissions"), the costs to be incurred for tenant improvements ("Tenant Improvement Costs"), and all other out-of-pocket costs and expenses (including, without limitation, legal fees, costs and disbursements and tenant relocation costs) arising out of, under or in connection with, any Leases (collectively, "Other Leasing Costs"; together with any Leasing Commissions and Tenant Improvement Costs, "Leasing Costs") due in respect of Leases or Lease amendments executed during the period ending on the Closing Date and Purchaser agrees that it shall be responsible for the payment of any Leasing Costs due in respect of Leases or Lease amendments executed during the period from and after the Closing Date and Purchaser hereby assumes, effective as of the Closing Date, the obligation to pay all Leasing Costs due in respect of such period; provided, however, Purchaser shall have no obligation to pay any Leasing Commissions due in respect of the Leases with WORTV or PR Newswire which Leasing Commissions have been or will be paid by Seller on or prior to the Closing Date (the "Referenced Leasing Commisions"). The foregoing obligation of Purchaser to pay for Tenant Improvement Costs shall specifically include, without limitation, the amounts owed in connection with any work letters or similar obligations in connection with the WORTV and PR Newswire Leases (the "Referenced Work Letters"). In the event that (i) Seller becomes obligated to pay any Leasing Costs with respect to a Lease due in respect of periods from and after the Closing Date and (ii) Seller pays any such Leasing Costs prior to the date of the Closing, then at Closing Purchaser shall reimburse Seller for such Leasing Costs. In addition, Purchaser hereby assumes, effective as of the Closing Date, the obligation to pay any commissions due to third party brokers arising out of Lease renewals and Lease expansions executed during the period after the Closing Date to the extent not yet due and payable on the Closing Date. Purchaser hereby agrees to indemnify and hold



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harmless Seller from and against any and all liabilities (including, without limitation, reasonable attorneys' fees, costs and disbursements and costs incurred in the enforcement of the foregoing indemnity) arising out of Purchaser's failure to comply with its obligations under this Section 6.8. Seller hereby agrees to indemnify and hold harmless Purchaser from and against any and all liabilities (including, without limitation, reasonable attorneys' fees, costs and disbursements and costs incurred in the enforcement of the foregoing indemnity) arising out of Seller's failure to comply with its obligations under this Section 6.8.

                  6.9 It is the intention of the parties for Seller to transfer to Purchaser concurrently with the Closing all security deposits, including, without limitation, security deposits evidenced by letters of credit, in respect of tenants under the Leases, which security deposits are set forth on Exhibit E attached hereto, together with any interest accrued on such security deposits. To effectuate such intent, at or after the Closing, Seller and Purchaser shall cooperate to notify any third party institutions holding tenant security deposits of the transfer of title thereto from Seller to Purchaser. In the event any security deposits are evidenced by letters of credit, Seller and Purchaser shall cooperate (on a post-closing basis) to transfer such letter of credit to Purchaser, provided that until the completion of the transfer of a letter of credit, upon request made by Purchaser, Seller shall draw on such letter of credit, provided that Purchaser hereby indemnifies and holds harmless Seller from any losses, costs, expenses, damages and liabilities (including, without limitation, reasonable attorneys' fees, costs and disbursements and costs incurred in connection with the enforcement of the foregoing indemnification obligation) arising out of Seller's so drawing on such letter of credit.

                  6.10 Purchaser shall assume at Closing all of the obligations of Seller in connection with the Referenced Work Letters and shall and hereby does indemnify Seller and each Seller Exculpated Party (as hereinafter defined) from any liability, claim or expense (including, without limitation, reasonable attorneys' fees and costs of enforcement of the foregoing indemnity) arising therefrom. Purchaser shall receive a credit at the Closing in the amount of $1,440,000 on account of Purchaser's assumption of such obligations of Seller; provided that, in the event that Purchaser's liability in connection therewith exceeds such amount, Purchaser shall have no claim against Seller in respect thereof and, in the event that Purchaser's liability in connection therewith is less than such amount, Seller shall have no claim against Purchaser in respect thereof.

                  6.11. The provisions of this Section 6 shall survive for two hundred seventy (270) days and either party shall have the right prior to the expiration of such two hundred seventy (270)-day period to require that errors related to computations and calculations under this Section 6 be corrected and the parties agree that any errors not raised prior to the expiration of such two hundred seventy (270)-day period shall be deemed to be waived.

                  6.12 Notwithstanding anything to the contrary contained herein, Seller shall receive at Closing a credit in the amount of $250,000 in accordance with the closing proration and adjustment statement attached as
Schedule 6.12.

         7.       Closing Documents.

                  7.1. At the Closing, Seller shall deliver to Purchaser the following:




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                           (i) a Bargain and Sale Deed substantially in the form
attached hereto as Exhibit "C" annexed hereto and made a part hereof (the "Deed"), which Deed shall be in recordable form, duly executed and acknowledged;

                           (ii) a quitclaim bill of sale, substantially in the
form of Exhibit "D" annexed hereto and made a part hereof (the "Bill of Sale");

                           (iii) an assignment and assumption of leases,
substantially in the form of Exhibit "E" annexed hereto and made a part hereof (the "Assignment and Assumption of Leases");

                           (iv) an assignment and assumption of Service
Contracts, substantially in the form of Exhibit "F" annexed hereto and made a part hereof (the "Assignment and Assumption of Service Contracts");

                           (v) an assignment and assumption of air rights
leases, substantially in the form of Exhibit "G-1" annexed hereto and made a part hereof (the "Assignment and Assumption of Air Rights Leases"), which shall pertain to the air rights leases described on Exhibit "G-2" annexed hereto and made a part hereof (the "Air Rights Leases");

                           (vi) to the extent same are in the possession of
Seller or Seller's agents, Seller's executed counterparts of all Leases and any guarantees relating thereto;

                           (vii) a signed notice to the tenants of the Premises,
advising them of the within sale and directing them to pay rent and address all communications to Purchaser or, at Purchaser's option, to Purchaser's managing agent, which notice shall be in form reasonably acceptable to Purchaser and Seller;

                           (viii) to the extent same are in the possession or
within the reasonable control of Seller (it being acknowledged that items in the possession of Seller's managing agent and Seller's current lender shall be within the reasonable control of Seller), all plans and specifications with respect to the Premises;

                           (ix) to the extent the same are in the possession of
Seller or Seller's managing agent for the Premises and are transferable to Purchaser, all original licenses, certificates and permits pertaining to the Premises and required for the use or occupancy thereof;

                           (x) keys to all entrance doors to, and equipment and
utility rooms located in, the Premises, to the extent such keys are in the possession of Seller or Seller's managing agent for the Premises;

                           (xi) a "non-foreign person affidavit" that meets the
requirements of Section 1445(b)(2) of the Internal Revenue Code of 1986, as amended;

                           (xii) all forms, affidavits and certificates required
to be filed in connection with the imposition and/or payment of the Transfer Taxes (as hereinafter defined), in proper form for submission, prepared. executed and acknowledged by the Seller (collectively, the "Transfer Tax Documents");




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                           (xiii) such documents (such as limited liability
company resolutions, corporate resolutions or partnership authorizations and certified limited liability company, corporate or partnership organizational documents) as are reasonably required by the Title Company to evidence the authorization of the within sale of the Premises by Seller and the delivery by Seller of all of the Closing documents required by this Agreement;

                           (xiv) copies of the tenant estoppel certificates
delivered to Seller in connection with its purchase of the Property, which was consummated on October 23, 1997 (the "Prior Estoppels"); and

                           (xv) such other documents, instruments and/or
deliveries as are required to be delivered by Seller pursuant to the terms of this Agreement.

                  7.2. At the Closing, Purchaser shall deliver to Seller the following:

                           (i) the Assignment and Assumption of Leases;

                           (ii) the Assignment and Assumption of Service
Contracts;

                           (iii) the Assignment and Assumption of Air Rights
Leases

                           (iv) the Transfer Tax Documents, executed and
acknowledged by Purchaser, each in proper form for submission, together with certified checks payable to the order of the appropriate State, City or County officers or the Title Company, if the Title Company so requests in the amount of the New York City Real Property Transfer Tax and the New York State Real Estate Transfer Tax (collectively, the "Transfer Taxes"), together with any required tax returns, affidavits and other appropriate deliveries;

                           (v) such documents (such as limited liability company
resolutions, corporate resolutions or partnership authorizations and certified limited liability company, corporate or partnership organizational documents) as are reasonably required by Seller evidencing the authorization of the within purchase of the Premises by Purchaser and the delivery by Purchaser of all of the Closing documents required by this Agreement;

                           (vii) such other documents as may reasonably be
requested by the Title Company to evidence Purchaser's authorization of the acquisition of the Premises by Purchaser; and

                           (viii) such other documents, instruments and/or
deliveries as are required to be delivered by Purchaser pursuant to the terms of this Agreement.

                  7.3. The acceptance of transfer of title to the Premises by Purchaser shall be deemed to be full performance and discharge of any and all obligations on the part of Seller to be performed pursuant to the provisions of this Agreement, except where such agreements and obligations are specifically stated to survive the transfer of title.

         8.       Title Insurance.

         Purchaser shall obtain title commitments (collectively, the "Title Commitment") from Commonwealth Land Title Insurance Company ("Commonwealth"), Lawyers Title Insurance Company ("LTIC") and Chicago Title Insurance Company (through Title Associates, Inc., its agent) ("Chicago Title") (such title companies being collectively referred to as the "Title Company") and, at Purchaser's option, an updated survey (the "Survey") for the Premises. Other than such actions as Seller shall take concurrently with the closing of the transaction contemplated by this Agreement, Seller shall have no obligation of any kind to remove any exception to title or take any action with respect to any exception to title.

         9.       Representations.

                  9.1. Seller hereby represents and warrants to Purchaser that, as of the date hereof:

                           (i) Seller is a limited liability company duly
organized and in good standing under the laws of the State of Delaware, and is (or will be by Closing) in good standing under the laws of the State of New York;

                           (ii) (a) the execution, delivery and performance of
this Agreement by Seller are within Seller's powers and have been duly authorized by all necessary limited liability company action, (b) this Agreement when executed will constitute the valid and legally binding obligation of Seller, enforceable against Seller in accordance with its terms, subject to bankruptcy, insolvency and other laws related to the enforcement of creditors' rights, and (c) the party executing this Agreement on behalf of Seller is duly authorized to execute this Agreement on behalf of Seller;

                           (iii) (w) Seller has delivered to Purchaser true,
correct and complete copies of all of the Leases, including, without limitation, any amendments and modifications thereto, and true, correct and complete copies of the Prior Estoppels, (x) to the actual knowledge of Seller, the matters set forth in the Prior Estoppels are true and correct as of the applicable dates set forth in such Prior Estoppels, (y) during the period between the date of any Prior Estoppel and the Closing Date no event has occurred that would render the matters stated in such Prior Estoppel incorrect (other than (A) as shown on the delinquency report attached as Schedule 9.1(xx) or (B) to change the dates as to which rent or other charges are shown as paid in such Prior Estoppel), and (z) the information regarding current monthly tenant billings and employee payroll for the Property set forth on Schedule 9.1(iii) is true and correct.

                           (iv) (x) Exhibit "B" sets forth a true, correct and
complete list of all Service
Contracts in effect as of the date hereof and (y) Seller has not received or sent a written notice of default under any such Service Contract;

                           (v) Seller is not a "foreign person" within the
meaning of Section 1445 of the Internal Revenue Code of 1986, as amended;

                           (vi) except as set forth on Exhibit "I-1", Seller has
not received any written notice of any material litigation pending with respect to the Premises and to the actual knowledge of Seller, no such material litigation is threatened;

                           (vii) Schedule 9.1(vii) attached hereto sets forth a
complete list of all current
tenants under Leases of the Real Property;

                           (viii) all security deposits required to be held
under the Leases are listed on Schedule 9.1(viii) attached hereto, which security deposits (x) are currently maintained in accordance with law and the provisions of the respective Leases and (y) include all accrued interest thereon required to be maintained pursuant to the terms of the applicable Leases;

                           (ix) all leasing brokerage commissions currently due
and payable in connection with Leases at the Property, including, without limitation, any such due in connection with the Leases to WORTV and PR Newswire have been or will be on or prior to the Closing paid by Seller, provided that the foregoing shall not apply to any leasing brokerage commission that may become due and payable in connection with (A) the renewal of any Lease after the Closing, (B) the expansion of leased space by any tenant after the Closing or
(C) any unexercised cancellation option contained in any Lease, all of which (in clauses (A), (B) and (C)) are to be paid by Purchaser;

                           (x) to Seller's actual knowledge, except as expressly
set forth on Schedule 9.1(x) attached hereto or in any of the Prior Estoppels, no tenant is currenlty contesting any tax, operating cost, escalation or other additional rental or base rental payment or other charge or any other amounts payable under any lease;

                           (xi) except as set forth on Schedule 9.1(xi) attached
hereto or in any Prior Estoppel, Seller has not entered into any agreement to pay brokerage commissions or make any tenant improvements with respect to or under any Lease;

                           (xii) the lessor's monetary obligation under the
WORTV and PR Newswire leases in respect of work to prepare the space for the initial occupancy by the tenants thereunder can be satisfied in full by the payment of the total sum of $1,440,000;

                           (xiii) Seller has received no written notice from any
governmental agency or from any other party of any pending condemnation proceeding with respect to the Premises or any portion thereof which would materially and adversely affect the Premises;

                           (xiv) to Seller's actual knowledge, Seller has
received no written notice of any pending or threatened assessment or special assessment which would affect the Premises or any portion thereof; with respect to the 1997/1998 tax year, the only pending proceedings for the correction or protest of the assessed valuation of the Premises are as set forth on Schedule 9.1(xiv) attached hereto;

                           (xv) none of the Leases and none of the rents,
additional rents or other amounts payable thereunder have been assigned, pledged or encumbered by Seller (other than as provided in those certain mortgages granted to Credit Suisse First Boston Mortgage Capital LLC encumbering in the Premises;

                           (xvi) except as set forth in Schedule 9.1 (xvi) or in
any Prior Estoppel or in respect of a security deposit, no tenant has paid any rent, additional rent, fee or other charge for more than one month in advance which would result in such tenant's ability to credit such advance against any payment due from such tenant after the date hereof;

                           (xvii) other than in respect of security deposits, no
tenant is a creditor of Seller other than those tenants providing services to Seller which will be paid in the ordinary course of Seller's business at or prior to Closing and except with respect to the security deposits described on
Schedule 9.1(viii);

                           (xviii) no third party (other than Purchaser by
reason of this Agreement) has any contractual or other option or right of first refusal or any other right or option to acquire the Premises or any portion thereof, provided that the foregoing shall not pertain to options granted in favor of tenants of the Premises to lease space therein;

                           (xix) Seller has not delivered a written notice to a
tenant notifying such tenant of a default under its Lease;

                           (xx) to Seller's actual knowledge, except as set
forth on the delinquency report attached as Schedule "9.1(xx)", no tenant is in default in any material respect of its monetary obligations under its Lease beyond the expiration of any applicable grace period provided for therein for the cure thereof;

                           (xxi) during the period commencing on Seller's
Acquisition Date and ending on the Closing Date, Seller has not by any affirmative action of Seller caused Hazardous Materials to become present on the Property in violation of any Environmental Laws and to Seller's actual knowledge, other than disclosed in the environmental report regarding the Premises delivered to Purchaser, there are no Hazardous Materials present on the Premises in violation of any Environmental Laws. As used herein:

                                    "Environmental Laws" means (i) Section
101(14) of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. Sections 9601 et seq) and any regulations promulgated thereunder ("CERCLA"), (ii) the Resource Conservation and Recovery Act (42 U.S.C. Sections 6901 et seq) and any regulations promulgated thereunder ("RCRA"), (iii) the Toxic Substances Control Act (15 U.S.C. Sections 2601 et seq) and any regulations promulgated thereunder ("TSCA"), and (iv) any other law, ordinance, statute, code, rule regulation, judgment, order or decree now or hereafter enacted, promulgated or amended, of the United States, the states, the county (parish), the city or any other political subdivisions in which the Property is located and any other political subdivision, agency or instrumentality exercising jurisdiction over the owner of the Property, relating to pollution, protection or regulation of human health, natural resources or the environment or the emission, discharge, release or threatened release of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or waste into the environment (including ambient air, surface water, ground water, land or soil); and

                                    "Hazardous Materials" means any substance
that is or contains: (i) any "hazardous substance" as now or hereafter defined under CERCLA, (ii) any "hazardous waste" as now or hereafter defined under RCRA,
(iii) any substance regulated by TSCA, (iv) gasoline, diesel fuel or other petroleum hydrocarbons, (v) asbestos and asbestos containing materials, (vi) polycholorinated biphenyls, (vii) radon gas, and (viii) any additional substances or materials which are no or hereafter classified or considered to be hazardous or toxic under any other Environmental Law;

                           (xxii) (A) the Air Rights Leases are in full force
and effect, (B) Seller has not received or sent a notice of default thereunder, and (C) Schedule 9.1(xxi) contains a true and complete list of all documents comprising the Air Rights Leases, including, without limitation, all amendments and modifications thereto; and

                           (xxiii) to the actual knowledge of Seller, the
Special Purpose of Statements of Building Operations Expenses attached hereto as
Schedule 9.1 (xxiii) were prepared by a third party accountant and are relied upon by Seller in connection with the deduction of operations expense reports to tenants.

As used herein, the term "to the actual knowledge of Seller" or "to Seller's actual knowledge" and words of similar import, shall mean the actual knowledge of Adam Hochfelder and Richard Kalikow without any obligation to make inquiry of any kind.

                  9.2. Purchaser hereby represents and warrants to Seller that, as of the date hereof:

                           (i) Purchaser has not paid or agreed to pay any
consideration to Seller or to any agent or representative of Seller in order to induce Seller to enter into this Agreement;

                           (ii) Purchaser is a limited partnership, validly
existing and duly organized under the laws of the State of New York and is qualified to do business in the State of New York;

                           (iii) The execution, delivery and performance of this
Agreement by Purchaser are within Purchaser's corporate, partnership, limited liability or other applicable powers and have been duly authorized by all necessary corporate, partnership, limited liability or other applicable action,
(b) this Agreement when executed will constitute the valid and legally binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms, subject to bankruptcy, insolvency and other laws related to the enforcement of creditors' rights, and (c) each of the officers of Purchaser executing this Agreement is duly authorized to execute this Agreement on behalf of Purchaser; and

                           (iv) Purchaser is not acquiring the Premises with the
assets of an employee benefit plan as defined in Section 3(3) of the Employment Retirement Income Security Act of 1974, as amended ("ERISA") and the transaction which is the subject of this Agreement is not a prohibited transaction under
Section 406 of ERISA.

                  9.3. Each of the representations and warranties set forth in
Section 11.1 (collectively, "Seller's Representations") shall be deemed to have been remade at and as of the Closing Date with the same force and effect as if first made on and as of such date. Seller's Representations shall survive the Closing for a period of one hundred eighty (180) days. In the event that Purchaser becomes aware that any of Seller's Representations are untrue in any material respect prior to the Closing Date and nonetheless proceeds to Closing without making a claim under this Section 9.3, then same shall be deemed to be a waiver by Purchaser of any further right to make a claim arising out of such falsity of such Seller's Representation. For purposes of the foregoing sentence, Purchaser shall be deemed to have become aware of any untrue Seller Representation if Lawrence Feldman or Joseph Kasman shall have knowledge of such untruth.

                  9.4. Each of the representations and warranties set forth in
Section 9.2 (collectively, "Purchaser's Representations") shall be deemed to have been remade at and as of the Closing Dat e with the same force and effect as if first made on and as of such date. Purchaser's Representations and warranties shall survive the Closing for a period of one hundred eighty (180) days.

                  9.5. If any of Purchaser's Representations or Seller's Representations is discovered to be untrue in any material respect after Closing, and a claim is asserted within the time period set forth in Section 9.3 or Section 9.4 (in either case, the "Survival Period"), then Seller or Purchaser, as the case may be, shall, subject to Section 14 have the right to pursue any and all remedies available against Purchaser or Seller, as the case may be, as a result of such inaccuracy, provided, however, Purchaser shall not pursue any claim against Seller that causes damage to Purchaser that is less than the Floor (as hereinafter defined). As used herein, the term "Floor" shall mean with respect to any claim or claims against Seller for the breach of any of Seller's Representations, $1,000,000. For purposes of construing the foregoing provisions of this Section 9.5, the parties agree that (i) if Purchaser has a single claim against Seller which is less than $1,000,000, then Purchaser shall not be entitled to pursue such claim, unless and until such claims aggregate $1,000,000 as provided in (iii) below, (ii) if Purchaser has a single claim against Seller which is more than $1,000,000, then Purchaser shall be entitled to pursue the actual loss suffered by Purchaser in connection with such claim against Seller and if Purchaser is successful, Seller shall reimburse Purchaser for the full amount of such claim, (iii) if Purchaser has multiple claims against Seller that in the aggregate are more than $1,000,000, then Purchaser shall be entitled to pursue such claims against Seller and if Purchaser is successful, Seller shall reimburse Purchaser for an amount equal to the full amount of all such claims in excess of $1,000,000 (i.e., if there are 7 claims of $200,000 each, then Seller's liability would be $400,000).

         9.6 Subject to the provisions of this Section 9.6, Flatiron Property Corp., a Delaware corporation ("Flatiron") and N. Richard Kalikow and Adam Hochfelder (collectively, the "KH Parties"; together with Flatiron, the "Guarantors") hereby agree to be severally liable for the accuracy of Seller's Representations to the extent that Seller's Representations survive the Closing as set forth in Sections 9.3 and 9.5. In the event that Purchaser has a claim against Seller for breach of any of Seller's Representations and Purchaser asserts such claim within the Survival Period, then the maximum liability of the Guarantors shall be (A) in the event that the claim is asserted during the first 90 days of the Survival Period, be limited to $20,000,000 and (B) in the event that the claim is asserted during the second 90 days of the Survival Period, be limited to $10,000,000 less the amount of the Guarantors' liability with respect to any claims asserted during the first 90 days of the Survival Period (the foregoing limitations being referred to as the "Survival Period Limitation"). For purposes of construction of the foregoing provisions of this Section 9.6, the parties agree that (i) the liability of the KH Parties and Flatiron in respect of any claim shall be several and not joint meaning that the KH Parties shall be liable for 20% of any such claim and Flatiron shall be liable for 80% of such claim, (ii) the maximum amount that may be recovered from Seller shall not exceed the Survival Period Limitation, and (iii) the maximum amount that may be recovered from Seller and the Guarantors (on a collective and aggregate basis) shall not exceed the Survival Period Limitation (and in furtherance of the foregoing, any recovery from Seller shall reduce the liability of the Guarantors and any recovery from any Guarantor shall reduce the liability of Seller).

         9.7 Notwithstanding anything to the contrary contained in this Agreement, in the event that Purchaser makes a claim against Seller based on an alleged breach of Seller's Representation contained in Section 9.1(iii), and Seller determines that such claim is covered by a Prior Tenant Estoppel (i.e., the applicable tenant is "estopped" from taking the position that caused such breach to occur), then Seller shall have the right, at Seller's sole cost and expense, to (i) cure such breach by bringing an action for declaratory judgment to enforce the provisions of such Prior Tenant Estoppel or (ii) bring an action against the tenant that delivered such Prior Tenant Estoppel for indemnification for Seller's loss to Purchaser arising from such breach. The prosecution of any such action shall not operate to prevent

Purchaser from prosecuting a claim against Seller based on such alleged breach of such Seller's Representations.

         10.      Fixtures and Personal Property.

         All of Seller's right, title and interest in and to all fixtures, machinery, equipment and other articles of personal property attached or appurtenant to, or used in connection with, the Premises are included in this sale. The parties agree that the Purchase Price shall be allocated solely to the Premises and each party agrees not to take an inconsistent position in connection with any tax filing.

         11.      Broker.

         Purchaser represents and warrants that Purchaser has not dealt with any broker, agent, finder or similar party in connection with the transaction contemplated hereby or in connection with the financing of Purchaser's acquisition of the Property being provided by Credit Suisse First Boston Mortgage Company (the "CSFB Financing"), other than APC Realty Advisors (the "Broker") and Purchaser hereby indemnifies and holds harmless Seller and Seller's affiliates, members, managers, partners, shareholders, officers, directors and agents (collectively, "Seller Exculpated Parties") from any liability, cost or expense (including, without limitation, reasonable attorneys' fees and costs of enforcement of the foregoing indemnity) arising out of the falsity of the foregoing representation. Seller represents and warrants that Seller has not dealt with any broker, agent, finder or similar party in connection with the transaction contemplated hereby or the CSFB Financing Transaction other than the Broker and Seller hereby indemnifies and holds harmless Purchaser and Purchaser's affiliates, members, managers, partners, shareholders, officers, directors and agents (collectively, "Purchaser Exculpated Parties") from any liability, cost or expense (including, without limitation, reasonable attorneys' fees and costs of enforcement of the foregoing indemnity) arising out of the falsity of the foregoing representation. Seller agrees to pay a commission to the Broker pursuant to a separate agreement, which commission shall be payable only if, as and when the transaction contemplated hereby actually closes. The provisions of this Section 11 shall survive the Closing or any earlier termination of this Agreement.

         12.      Closing Costs.

         Purchaser shall pay (i) all Transfer Taxes with respect to the transaction contemplated hereby, except as provided in Section 27, (ii) all title insurance premiums (and all endorsements to the title policy) and all other title insurance company charges and all survey costs in connection with this transaction and (iii) one-half of any escrow fees charged by Escrow Agent. Seller shall pay one-half of any escrow fees charged by Escrow Agent. Each party shall pay its own legal fees and all of its other expenses in connection with this transaction. Seller hereby indemnifies Purchaser and each Purchaser Exculpated Party from any and all losses, costs, damages, claims and liabilities (including, without limitation, reasonable attorneys' fees and costs of enforcement of the foregoing indemnification obligation) arising out of its failure to pay any cost or expense that it is obligated to pay under this
Section 12. Purchaser hereby indemnifies Seller and each Seller Exculpated Party from any and all losses, costs, damages, claims and liabilities (including, without limitation, reasonable attorneys' fees and costs of enforcement of the foregoing indemnification obligation) arising out of its failure to pay any cost or expense that it is obligated to pay under this Section 12.

         13.      Seller's Covenants.

                  13.1 Subsequent to the Closing Date, Seller will make available to Purchaser, at reasonable times and on reasonable advance notice, all financial statements and other information received by Seller in connection with the Premises for the calendar year 1996 and the first 9 calendar months of 1997, including, without limitation, all financial data and information reasonably necessary for Purchaser to perform an audit of the profits and losses for the Premises for the 1996 calendar year and the first nine months of the 1997 calendar year, provided that any and all such cooperation shall be at the sole cost and expense of Purchaser. To the extent any data or information required to be furnished by Seller pursuant to the provisions of this Section
13.1 is not within the reasonable possession or control of Seller, Seller will exercise good faith reasonable efforts to obtain possession of such data and information and, upon obtaining such possession, will furnish same to Purchaser (subject to clauses (x) and (y) above), provided, however, Purchaser shall be responsible for the payment of any and all costs and expenses incurred by Purchaser in obtaining such possession of such data and information, provided, further, in no event shall Purchaser be required to commence any litigation or any action or proceeding against any third party in order to obtain such possession of such data and information, provided, further, however, Seller agrees that Seller shall permit Purchaser to bring an action against the party from whom Seller acquired the Premises to compel disclosure of such date an information, provided that if Purchaser brings any such action then Purchaser shall indemnify Seller from any losses, costs, damages and liabilities (including, without limitation, reasonable attorneys' fees, costs and disbursements and costs incurred in the enforcement of the foregoing indemnification obligation) arising out of such litigation, including, without limitation, any counterclaim made by such party against Seller in such litigation.

                  13.2 Seller shall deliver so-called "ACP-5 Certificates" for the following floors of the Improvements: 2, 10, 26 and Strawberry's Store premises on or before January 15, 1998. Purchaser acknowledges that it is aware that Seller has caused certain asbestos abatement work to be performed on the 18th and 22nd floors of the Improvements through a third party contractor. Seller hereby assumes any liability to such third party contractor arising out of any agreement between Seller and such third party contractor to complete or pay for such asbestos abatement work, provided that Seller shall have no obligation to complete any such abatement work either through such third party contractor or otherwise and Purchaser acknowledges that Seller shall have the right to induce such third party contractor not to complete such asbestos abatement work. The Guarantors hereby agree to be severally liable for the obligations of Seller under this Section 13.2, such liability to be subject to the Survival Period Limitation.

         14.      Non-Liability.

         Notwithstanding anything to the contrary contained in this Agreement, none of the members of Seller nor any of the directors, officers, employees, shareholders, members, manager, partners or agents of any of the members of Seller nor any other person, partnership, company, corporation or trust, as principal of Seller, whether disclosed or undisclosed (collectively, "Seller Exculpated Parties") shall have any personal obligation or liability hereunder, and Purchaser shall not seek to assert any claim or enforce any of its rights hereunder against any Seller Exculpated Party. Notwithstanding anything to the contrary contained in this Agreement, none of the partners of Purchaser nor any of the directors, officers, employees, shareholders, members, managers, partners or agents of any of the partners of Purchaser nor any other person, partnership, company, corporation or trust, as principal of Purchaser, whether disclosed or undisclosed (collectively, "Purchaser Exculpated Parties") shall have any personal obligation or liability hereunder, and Seller shall not seek to assert any claim or enforce any of its rights hereunder against any Purchaser Exculpated Party.

         15.      Condition of Premises.

                  15.1. Except as otherwise expressly provided in this Agreement, Purchaser shall accept the Premises at the Closing in its "as is", "where is" condition with all faults as of the Closing Date. Purchaser agrees that, except as expressly set forth herein, Seller shall not be liable for any latent or patent defects in the Premises, and shall not be bound in any manner whatsoever by any guarantees, promises, projections, operating expenses, set-ups or other information pertaining to the Premises made, furnished or claimed to have been made or furnished by Seller or any other person or entity, including, without limitation, the Broker, or any partner, member, manager, shareholder, employee, agent, attorney or other person representing or purporting to represent Seller or the Broker, whether verbally or in writing. Purchaser acknowledges that neither Seller nor any of the employees, agents or attorneys of Seller has made any verbal or written representations or warranties whatsoever to Purchaser, whether express or implied, except as expressly set forth in this Agreement and, in particular, that no such representations and warranties have been made with respect to the physical or environmental condition or operation of the Premises, the layout or footage of the Premises, the actual or projected revenue and expenses of the Premises or any of the Leases, zoning, environmental, and other laws, regulations and rules applicable to the Premises, or the compliance of the Premises therewith, the quantity, quality or condition of the articles of personal property and fixtures included in the transactions contemplated hereby, the use or occupancy of the Premises or any part thereof or any other matter or thing affecting or relating to the Premises or the transactions contemplated hereby, except as specifically set forth in this Agreement. Purchaser has not relied and is not relying upon any representations or warranties, other than the representations and warranties expressly set forth in this Agreement, or upon any statements made in any informational materials with respect to the Premises provided by Seller or any other person or entity, including the Broker or any shareholder, member, manager, employee, agent, attorney or other person representing or purporting to represent Seller or the Broker. IN ADDITION TO, AND WITHOUT LIMITATION OF THE FOREGOING, SELLER MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO THE MERCHANTABILITY, TITLE, MARKETABILITY, FITNESS, OR SUITABILITY FOR A PARTICULAR PURPOSE OF THE PREMISES OR ANY COMPONENT THEREOF, AND SAID PREMISES IS SOLD IN AN "AS IS", "WHERE IS" CONDITION, WITH ALL FAULTS. BY ACCEPTANCE OF THIS AGREEMENT, PURCHASER AFFIRMS AND AGREES THAT (A) PURCHASER HAS NOT RELIED ON SELLER'S SKILL OR JUDGMENT TO SELECT OR FURNISH SAID PREMISES FOR ANY PARTICULAR PURPOSE, (B) SELLER MAKES NO WARRANTY THAT SAID PREMISES IS FIT FOR ANY PARTICULAR PURPOSE, AND (C) THERE ARE NO REPRESENTATIONS OR WARRANTIES, EXPRESS, IMPLIED OR STATUTORY, WITH RESPECT TO THE PREMISES. PURCHASER HAS BEEN GIVEN THE OPPORTUNITY TO INSPECT THE PREMISES AND HAS DETERMINED TO PURCHASE THE PREMISES BASED ON SUCH INSPECTION.

                  15.2. Without limiting the generality of the provisions of
Section 15.1, Purchaser specifically acknowledges and agrees as follows:

                           (i) Neither Seller nor any other party acting (or
purporting to act) on behalf of Seller, has made any representation or warranty of any kind of nature concerning any environmental condition existing at the Property;

                           (ii) Seller has delivered to Purchaser copies of the
environmental reports listed on Exhibit "J" (the matters stated therein being referred to as the "Environmental Disclosed Matters");

                           (iii) Purchaser shall take title to the Premises
subject to any and all environmental conditions thereat, whether known or unknown, disclosed or undisclosed, including, without limitation, the Environmental Disclosed Matters (any of the foregoing described in this clause
(iii) being referred to as "Environmental Conditions"); and

                           (iv) Purchaser hereby releases Seller and each Seller
Exculpated Party from any
liability of any kind or nature arising with respect to any Environmental Conditions and, specifically, agrees that if any claim is brought against Purchaser arising out of any Environmental Condition Purchaser shall have no claim of any kind or nature against Seller or any Seller Exculpated Party.

         16.      Notices.

         All notices, offers or other communications required or permitted to be given pursuant to this Agreement shall be in writing and shall be considered as properly given or made (i) upon the date of personal delivery (if notice is delivered by personal delivery) or (ii) on the date of delivery, as confirmed by electronic answerback (if notice is delivered by facsimile transmission), and in any case addressed to the parties at the addresses set forth below (or to such other addresses as the parties may specify by due notice to the other):

         If to Seller:

         Credit Suisse First Boston Corporation
         11 Madison Avenue
         New York, New York 10010
         Attention:  Mr. Bruce McLean
         Facsimile Number: 212-325-8064

         With a copy to:

         c/o NRK Management Corp.
         1110 Second Avenue, 3rd Floor
         New York, New York 10022
         Attention:  Adam Hochfelder.
         Fax No.: 212-421-8413

         And an additional copy to:

         c/o Angelo, Gordon & Co., L.P.
         245 Park Avenue, 26th Floor
         New York, New York 10167
         Attention:  Mr. Keith Barket
         Facsimile:  212-867-5436

         And an additional copy to:

         Duval & Stachenfeld LLP
         405 Lexington Avenue
         32nd Floor
         New York, New York 10174
         Attention:  Bruce M. Stachenfeld, Esq.
         Facsimile:  212-883-8883

         And an additional copy to:

         Emmet, Marvin & Martin
         120 Broadway
         New York, New York
         Attention:  Patrick A. McCartney, Esq.
         Facsimile Number: 212-238-3100

         If to Purchaser:

         c/o Tower Realty Trust, Inc.
         292 Madison Avenue, 3rd Floor
         New York, New York 10017
         Attention:  Mr. Lawrence Feldman
         Facsimile:  212-448-1865

         with a copy to:

         Battle Fowler LLP
         75 East 55th Street
         New York, New York 10022
         Attention:  Bradley A. Kaufman, Esq.
         Facsimile:  212-856-7802

         17.      Entire Agreement.

         This Agreement contains all of the terms agreed upon between the parties with respect to the subject matter hereof, and all agreements heretofore had or made between the parties hereto are merged in this Agreement which alone fully and completely expresses the agreement of said parties.

         18.      Amendments.

         This Agreement may not be changed, modified or terminated, except by an instrument executed by the parties hereto who are or will be affected by the terms of such instrument.

         19.      No Waiver.

         No waiver by either party of any failure or refusal to comply with its obligations under this Agreement shall be deemed a waiver of any other or subsequent failure or refusal to so comply.

         20.      Successors and Assigns.

         The provisions hereof shall inure to the benefit of, and shall be binding upon, the heirs, executors, administrators, successors and assigns of the respective parties, provided, however, Purchaser may not assign this Agreement or any of Purchaser's rights hereunder without the prior written consent of Seller, which consent may be granted or withheld in the sole and absolute discretion of Seller.

         21.      Partial Invalidity.

         If any term or provision of this Agreement or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Agreement, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Agreement shall be valid and be enforced to the fullest extent permitted by law.

         22.      Paragraph Headings.

         The headings of the various paragraphs of this Agreement have been inserted only for the purposes of convenience, and are not part of this Agreement and shall not be deemed in any manner to modify, explain or restrict any of the provisions of this Agreement.

         23.      Governing Law.

         This Agreement shall be governed by, and shall be interpreted, construed and enforced in accordance with, the laws of the State of New York without regard to its rules regarding conflicts of law.

         24.      Binding Effect.

         This Agreement does not constitute an offer to sell and shall not bind Seller unless and until Seller, in its sole discretion, elects to be bound hereby by executing and delivering to Purchaser an original counterpart hereof.

         25.      No Recording or Lis Pendens.

         The parties hereto agree that neither this Agreement nor any memorandum of notice hereof shall be recorded, and Purchaser agrees not to file any Lis Pendens or other instrument against the Premises in connection herewith, provided that the foregoing shall not prohibit the filing of a Lis Pendens in the event that Purchaser is in good faith pursuing the remedy of specific performance, provided further, that in the event that Purchaser so pursues such remedy against Seller and Purchaser does not prevail in respect of such claim, then Purchaser shall indemnify and hold harmless Seller and each Seller Exculpated Party from any and all losses, costs, expenses, damages and liabilities (including, without limitation, reasonable attorneys' fees, costs and disbursements and costs incurred in the enforcement of the foregoing indemnification obligation) arising out of Purchaser's prosecution of such remedy and filing of such Lis Pendens..

         26.      Prevailing Party to Receive Attorneys' Fees.

         In the event of any litigation arising out of this Agreement, the prevailing party shall be entitled to receive from the losing party an amount equal to the prevailing party's reasonable costs incurred in such litigation. including, without limitation, the prevailing party's reasonable attorneys' fees, costs and disbursements.

         27.      Tax-Free Exchange.

         Seller has informed Purchaser that Seller desires to effectuate the transaction contemplated by this Agreement as a tax-free exchange in respect of the 810 Partners Interest. Purchaser agrees to cooperate fully with 810 Partners in effectuating such tax-free exchange, such cooperation to include, without limitation, executing and delivering all documents and instruments necessary, for such purpose. To induce Purchaser to so cooperate, 810 Partners hereby agrees to reimburse Purchaser for any costs or expenses incurred by Purchaser in connection with such cooperation and hereby indemnifies Purchaser from any loss, cost or expenses, including, without limitation, any adverse tax consequences as a result of such cooperation or the transaction thereby contemplated (including, without limitation, reasonable attorneys' fees, costs, and disbursements, costs incurred in the enforcement of the foregoing indemnification obligation) incurred by Purchaser in connection with such tax-free exchange. 810 Partners shall pay any transfer taxes incurred as a result of this Section 27.

         28.      Survival.

                  Except otherwise specifically herein provided, no representation, warranty, covenant or obligation of Seller set forth in this Agreement or any document or instrument delivered by Seller in connection herewith, including, without limitation, the Assignment and Assumption of Leases, the Assignment of Air Rights Leases, and the Assignment and Assumption of Service Contracts, shall survive the Closing and the delivery of the Deed.

         29.      Entire Agreement.

                  This Agreement contains the complete and entire agreement between the parties respecting the transaction contemplated herein, and supersedes all prior negotiations, agreements, representations and understandings, if any, between the parties respecting such matters.

         30.      Submission To Jurisdiction.

                  PURCHASER AND SELLER EACH HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY NEW YORK STATE OR FEDERAL COURT SITTING IN NEW YORK COUNTY OVER ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT. SELLER AND PURCHASER AGREE TO ELECT THE STATE OF NEW YORK, NEW YORK COUNTY OR THE UNITED STATES OF AMERICA, FEDERAL DISTRICT COURT HAVING JURISDICTION OVER NEW YORK COUNTY, AS THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING. PURCHASER AND SELLER EACH HEREBY IRREVOCABLY

WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE TO SUCH VENUE AS BEING AN INCONVENIENT FORUM.

         31.      Waiver Of Jury Trial.

                  PURCHASER AND SELLER EACH HEREBY AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THIS AGREEMENT OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY PURCHASER AND SELLER, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. SELLER OR PURCHASER, AS APPLICABLE, IS HEREBY AUTHORIZED TO FILE A COPY OF THIS SECTION IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY PURCHASER OR SELLER, AS APPLICABLE.

         32.      Definition of Business Day.

         As used herein, the term "Business Day" shall mean any day other than
(i) a Saturday or a Sunday, (ii) a national holiday, or (iii) a day on which banks are not required to be open for business within the State of New York.

         IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of the day and year first above written.

                                SELLER:

                                810 PARTNERS LLC, a Delaware limited liability company

                                By:      AG Asset Manager, Inc., a Delaware
                                         corporation, its Manager


                                         By:      /s/ Louis Forster
                                                  -----------------
                                                  Louis Forster
                                                  Vice President

                                Federal I.D. No. _____________


                                BHONE CORP., a Delaware corporation


                                By:      /s/ Bruce M. McLean
                                         -------------------
                                         Bruce R. McLean
                                         Vice President


                                PURCHASER:

                                810 7TH AVENUE, L.P., a New York
                                limited partnership

                                By:      810 7th Avenue GP LLC, a
                                         Delaware limited liability company,
                                         General Partner

                                         By:      Tower QRS No. 5 Corp.,
                                                  a Delaware corporation,
                                                  Managing Member


                                                  By: /s/ Lawrence Feldman
                                                      --------------------
                                                          Name: Lawrence Feldman
                                                          Title:  President

                                Federal I.D. No. __________

         Solely to evidence its liability under Section 9.6 of the foregoing
Agreement:

                                           FLATIRON PROPERTY CORP., a
                                           Delaware corporation


                                           By:      /s/ Bruce R. McLean
                                                    -------------------
                                                    Bruce R. McLean
                                                    Vice President


                                           /s/ N. Richard Kalikow
                                           ----------------------
                                             N. Richard Kalikow



                                           /s/ Adam Hochfelder
                                           -------------------
                                             Adam Hochfelder

                                   EXHIBIT "A"
                               DESCRIPTION OF LAND

All that certain plot, piece or parcel of land, situate, lying and being in the Borough of Manhattan, City, County and State of New York, bounded and described as follows:

BEGINNING at a point on the northerly side of West 52nd Street, opposite the center of a certain party wall standing partly on the premises and partly on the premises adjoining on the easterly side thereof, which point is distant seventy-four feet four inches (as described; seventy-four feet three and one-half inches as surveyed ) westerly from the northwesterly corner of Seventh Avenue and West 52nd Street; and

RUNNING THENCE Northerly parallel with the westerly side of Seventh Avenue and for part of the distance through the center of said party wall seventy-five feet and five inches;

THENCE Easterly and parallel with the said northerly side of West 52nd Street 74 feet 3-3/4 inches (as described; 74 feet 3-1/2 inches as surveyed) to the westerly side of Seventh Avenue;

THENCE Northerly along the said westerly side of Seventh Avenue, 125 feet 5 inches to the corner formed by the intersection of the said westerly side of Seventh Avenue and the southerly side of West 53rd Street;

THENCE Westerly along the said southerly side of West 53rd Street 195 feet 2-3/8 inches to the intersection of the said southerly side of West 53rd Street and the easterly side of Broadway;

THENCE Southerly along the said easterly side of Broadway, 126 feet 1-1/2 inches, more or less, to a point in a line parallel to the northerly side of West 52nd Street, 75 feet 5 inches (as described; 75 feet 10-1/4 inches as surveyed) northerly therefrom measured on a line at right angles to the northerly side of West 52nd Street;

THENCE Easterly parallel with the said northerly side of West 52nd Street, 69 feet 11 inches;

THENCE Southerly at right angles to the said northerly side of West 52nd Street, 75 feet 5 inches to the said northerly side of West 52nd Street; and

THENCE Easterly along the said northerly side of West 52nd Street, 37 feet 7 inches (as described; 37 feet 6-1/2 inches as surveyed) to the point or place of BEGINNING.

TOGETHER WITH the Air Rights over the following described parcel (Block 1024 Lot
29):

ALL that certain lot or parcel of land in the Borough of Manhattan, City, County and State of New York, bounded and described as follows:

BEGINNING at a point formed by the intersection of the northerly side of 52nd Street, with the westerly side of 7th Avenue; and

RUNNING THENCE Westwardly along the northerly side of 52nd Street, seventy-four
(74) feet four (4) inches to a point opposite the center line of a sixteen (16) inch party wall;

THENCE Northwardly parallel with 7th Avenue and part of the distance through the center of said party wall, seventy-five (75) feet five (5) inches;

THENCE Eastwardly parallel with 52nd Street, seventy-four (74) feet four (4) inches to the westerly side of 7th Avenue; and

THENCE Southwardly along the westerly side of 7th Avenue, seventy-five (75) feet five (5) inches to the point or place of BEGINNING.

ALSO, TOGETHER WITH the Air Rights over the following described parcel (Block 1024 Lot 131):

ALL that lot of land in the Borough of Manhattan, County of New York, City of New York and State of New York, bounded and described as follows:

BEGINNING at the corner formed by the intersection of the northerly side of Fifty-Second (52nd ) Street with the easterly side of Broadway, as now laid down;

RUNNING THENCE Easterly along the northerly side of Fifty-Second (52nd ) Street, sixty-one (61) feet ten (10) inches to the outer line of the westerly wall of the building erected on the premises adjoining on the east of the premises hereby described;

RUNNING THENCE Northerly, parallel with the westerly side of Seventh Avenue and along said line of said wall and a line in prolongation thereof, seventy-five
(75) feet five (5) inches;

RUNNING THENCE Westerly parallel with the northerly side of Fifty-Second Street, sixty-nine (69) feet eleven (11) inches to the said easterly side of Broadway;

RUNNING THENCE Southerly along the easterly side of Broadway, seventy-five (75) feet eleven (11) inches to the point or place of BEGINNING.

                                  EXHIBIT "B"
                                  -----------

                               SERVICE CONTRACTS
                               -----------------

                                        SCHEDULE B

                              SCHEDULED OF SERVICE CONTRACTS
                                   @ 810 SEVENTH AVENUE



                                                          EXPIRATION             TERMINATION
TYPE OF SERVICE                  VENDOR                   OR TERM                CLAUSE
---------------                  ------                   ----------             -----------
Cleaning/Light Maintenance       ISS International        Year to Year           60 days
Elevator Maintenance             Dover                    January 1, 1988        90 days prior to term
Arch'l Metal maintenance         Aztec                    November 21, 1999      60 days prior to term
Stone maintenance                Aztec                    Quarter to Quarter     None
Window Cleaning Scaffold         Spider                   December 31, 1999      90 days
Energy Management System         Elite Control            Year to Year           None
Refuse Collection                Sprint                   July 23, 1999          30 days
Emergency Generators             Genserve                 Year to Year           None
Landscaping                      Alexsis                  Month to Month         None
Fire alarm System                Quality Security         Year to Year           30 days
Sub-meter Reading                Utilities Research       Year to Year           None
Annual Elevator Inspection       John VanDeusen           Year to Year           None
Property Management              NRK Management           Year to Year           15 days


                                   EXHIBIT "C"

                          FORM OF BARGAIN AND SALE DEED
                     WITHOUT COVENANT AGAINST GRANTOR'S ACTS

     THIS INDENTURE, made the [___] day of December, nineteen hundred and ninety-seven between 810 PARTNERS LLC, a Delaware limited liability company, having an office at c/o Credit Suisse First Boston Mortgage, LLC, 11 Madison Avenue, 7th Floor, New York, New York 10010 and [810 FLATIRON PROPERTY CORP., a Delaware corporation, having an office at c/o Credit Suisse First Boston Mortgage, LLC, 11 Madison Avenue, 7th Floor, New York, New York 10010, collectively, party of the first part, and 810 7TH AVENUE, L.P., a New York limited partnership, having an office c/o Tower Realty Trust, Inc., 292 Madison Avenue, New York, New York 10017, party of the second part,

     WITNESSETH, that the party of the first part in consideration of ten ($10.00) dollars, lawful money of the United States, paid by the party of the second part, does hereby grant and release unto the party of the second part, the heirs of successors and assigns of the party of the second part forever,

     ALL that certain plot, piece or parcel of land, situate, lying and being in the Borough of Manhattan, City, County and State of New York, bounded and described as follows:

     BEGINNING at a point on the northerly side of West 52nd Street, opposite the center of a certain party wall standing partly on the premises and partly on the premises adjoining on the easterly side thereof, which point is distant seventy-four feet four inches (as described; seventy-four feet three and one-half inches as surveyed ) westerly from the northwesterly corner of Seventh Avenue and West 52nd Street; and

     RUNNING THENCE Northerly parallel with the westerly side of Seventh Avenue and for part of the distance through the center of said party wall seventy-five feet and five inches;

     THENCE Easterly and parallel with the said northerly side of West 52nd Street 74 feet 3-3/4 inches (as described; 74 feet 3-1/2 inches as surveyed) to the westerly side of Seventh Avenue;

     THENCE Northerly along the said westerly side of Seventh Avenue, 125 feet 5 inches to the corner formed by the intersection of the said westerly side of Seventh Avenue and the southerly side of West 53rd Street;

     THENCE Westerly along the said southerly side of West 53rd Street 195 feet 2-3/8 inches to the intersection of the said southerly side of West 53rd Street and the easterly side of Broadway;

     THENCE Southerly along the said easterly side of Broadway, 126 feet 1-1/2 inches, more or less, to a point in a line parallel to the northerly side of West 52nd Street, 75 feet 5 inches (as described; 75 feet 10-1/4 inches as surveyed) northerly therefrom measured on a line at right angles to the northerly side of West 52nd Street;

     THENCE Easterly parallel with the said northerly side of West 52nd Street, 69 feet 11 inches;

     THENCE Southerly at right angles to the said northerly side of West 52nd Street, 75 feet 5 inches to the said northerly side of West 52nd Street; and

     THENCE Easterly along the said northerly side of West 52nd Street, 37 feet 7 inches (as described; 37 feet 6-1/2 inches as surveyed) to the point or place of BEGINNING.

     TOGETHER WITH the Air Rights over the following described parcel (Block 1024 Lot 29):

     ALL that certain lot or parcel of land in the Borough of Manhattan, City, County and State of New York, bounded and described as follows:

     BEGINNING at a point formed by the intersection of the northerly side of 52nd Street, with the westerly side of 7th Avenue; and

     RUNNING THENCE Westwardly along the northerly side of 52nd Street, seventy-four (74) feet four (4) inches to a point opposite the center line of a sixteen (16) inch party wall;

     THENCE Northwardly parallel with 7th Avenue and part of the distance through the center of said party wall, seventy-five (75) feet five (5) inches;

     THENCE Eastwardly parallel with 52nd Street, seventy-four (74) feet four
(4) inches to the westerly side of 7th Avenue; and

     THENCE Southwardly along the westerly side of 7th Avenue, seventy-five (75) feet five (5) inches to the point or place of BEGINNING.

     ALSO, TOGETHER WITH the Air Rights over the following described parcel (Block 1024 Lot 131):

     ALL that lot of land in the Borough of Manhattan, County of New York, City of New York and State of New York, bounded and described as follows:

     BEGINNING at the comer formed by the intersection of the northerly side of Fifty-Second (52nd) Street with the easterly side of Broadway, as now laid down;

     RUNNING THENCE Easterly along the northerly side of Fifty-Second (52nd) Street, sixty-one (61) feet ten (10) inches to the outer line of the westerly wall of the building erected on the premises adjoining on the east of the premises hereby described;

     RUNNING THENCE Northerly, parallel with the westerly side of Seventh Avenue and along said line of said wall and a line in prolongation thereof, seventy-five (75) feet five (5) inches;

     RUNNING THENCE Westerly parallel with the northerly side of Fifty-Second Street, sixty-nine (69) feet eleven (11) inches to the said easterly side of Broadway;

     RUNNING THENCE Southerly along the easterly side of Broadway, seventy-five
(75) feet eleven (11) inches to the point or place of BEGINNING.

     TOGETHER with all right, title and interest, if any, of the party of the first part in and to any streets and roads abutting the above described premises to the center lines thereof,

     TOGETHER with the appurtenances and all the estate and rights of the party of the first part in and to said premises,

     TO HAVE AND TO HOLD the premises herein granted unto the party of the second part, the heirs or successors and assigns of the party of the second part forever.

     AND the party of the first part, in compliance with Section 13 of the Lien Law, covenants that the party of the first part will receive the consideration for this conveyance and will hold the right to receive such consideration as a trust fund to be applied first for the purpose of paying the cost of the improvement and will apply the same first to the payment of the cost of the improvement before using any part of the total of the same for any other purpose.

     The word "party" shall be construed as if it read "parties" whenever the sense of this indenture so requires.

     IN WITNESS HEREOF, the party of the first part has duly executed this deed the day and year first above written.


In Presence of:                       810 PARTNERS LLC, a Delaware limited
                                      liability company

-------------------                   By:    [810 Flatiron Property Corp.], a
                                             Delaware corporation


                                             By:
                                                  -----------------------------
                                                  Bruce R. McLean
                                                  Vice President:

                                      [810 FLATIRON PROPERTY CORP.,] a
                                      Delaware corporation


                                      By:
                                             ----------------------------------
                                             Bruce R. McClean
                                             Vice President

                              Bargain and Sale Deed

                     WITHOUT COVENANT AGAINST GRANTOR'S ACTS
                   TITLE NO.
                             -------------------------------


                                                    SECTION
                                                    BLOCK
                   810 Partners LLC
                   [810 Flatiron Property Corp.]
                                            LOT
                                                    COUNTY OR TOWN
                            TO

                   810 7th Avenue, L.P.

                                                    Return by Mail To:
                                                    Battle Fowler LLP
                                                    75 East 55th Street
                                                    New York, New York 10022

                                   EXHIBIT "D"

                         FORM OF QUITCLAIM BILL OF SALE

     For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the undersigned, 810 PARTNERS LLC, a limited liability company organized under the laws of the State of Delaware, and [810 Flatiron Property Corp.] a corporation organized under the laws of the State of Delaware (collectively, the "Seller"), does hereby quitclaim unto 810 7TH AVENUE, L.P., a limited partnership organized under the laws of the State of New York (the "Purchaser"), all of Seller's right, title and interest in and to all equipment, appliances, tools, machinery, supplies, building materials and other personal property of every kind and character located on and used in connection with the Premises and to all intangible personal property associated with the Premises described in Schedule 1 attached hereto (the "Personalty") relating to the real property described in Schedule 2 hereto. The conveyance contained in this Quit Claim Bill of Sale is made without representation or warranty by the Seller of any kind or nature and is expressly without recourse to the Seller of any kind or nature whatsoever.

     IN ADDITION TO, AND WITHOUT LIMITATION OF THE FOREGOING, SELLER MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO THE MERCHANTABILITY, TITLE, MARKETABILITY, FITNESS, OR SUITABILITY FOR A PARTICULAR PURPOSE OF THE ABOVE-DESCRIBED PERSONAL PROPERTY, AND SAID PROPERTY IS SOLD IN AN "AS IS", "WHERE IS" CONDITION, WITH ALL FAULTS. BY ACCEPTANCE OF THIS BILL OF SALE, PURCHASER AFFIRMS AND AGREES THAT (A) PURCHASER HAS NOT RELIED ON SELLER'S SKILL OR JUDGMENT TO SELECT OR FURNISH SAID PROPERTY FOR ANY PARTICULAR PURPOSE, (B) SELLER MAKES NO WARRANTY THAT SAID PROPERTY IS FIT FOR ANY PARTICULAR PURPOSE, AND (C) THERE ARE NO REPRESENTATIONS OR WARRANTIES, EXPRESS, IMPLIED OR STATUTORY, WITH RESPECT TO SAID PERSONAL PROPERTY. PURCHASER HAS BEEN GIVEN THE OPPORTUNITY TO INSPECT SUCH PERSONAL PROPERTY AND HAS DETERMINED TO PURCHASE SUCH PERSONAL PROPERTY BASED ON SUCH INSPECTION.

     IN WITNESS WHEREOF, intending to be legally bound, the Seller has executed this instrument as of this ___ day of December, 1997.

                                        SELLER:

                                        810 PARTNERS LLC, a Delaware limited
                                        liability company

                                        By:  [810 Flatiron Property Corp.], a
                                             Delaware corporation,
                                             General Manager


                                        By:
                                             ----------------------------------
                                             Bruce R. McLean
                                             Vice President

                                        [810 FLATIRON PROPERTY CORP.], a
                                        Delaware corporation


                                        By:
                                             ----------------------------------
                                             Bruce R. McLean
                                             Vice President


                                        PURCHASER:

                                        810 7TH AVENUE, L.P., a New York
                                        limited partnership

                                        By:  810 7th Avenue GP LLC, a Delaware
                                             limited liability company,
                                             General Partner

                                             By:  Tower QRS No. 5 Corp., a
                                                  Delaware corporation,
                                                  Managing Member


                                                  By:
                                                       ------------------------
                                                       Name:
                                                       Title:

                                   Schedule I
                                   ----------

                             Schedule of Personalty
                             ----------------------

     All equipment, appliances, tools, machinery, supplies, building materials and other personal property of every kind and character owned by Seller and located on and used in connection with that certain land (the "Land") and the improvements located thereon located in the county of New York, State of New York, which Land is more particularly described in Schedule 2 attached to the Bill of Sale to which this Schedule 1 is attached.

     All licenses, permits and other intangible property pertaining to the Land and the improvements located thereon.

                                   Schedule 2
                                   ----------

                          Legal Description of the Land
                          -----------------------------

All that certain plot, piece or parcel of land, situate, lying and being in the Borough of Manhattan, City, County and State of New York, bounded and described as follows:

BEGINNING at a point on the northerly side of West 52nd Street, opposite the center of a certain party wall standing partly on the premises and partly on the premises adjoining on the easterly side thereof, which point is distant seventy-four feet four inches (as described; seventy-four feet three and one-half inches as surveyed ) westerly from the northwesterly comer of Seventh Avenue and West 52nd Street; and

RUNNING THENCE Northerly parallel with the westerly side of Seventh Avenue and for part of the distance through the center of said party wall seventy-five feet and five inches;

THENCE Easterly and parallel with the said northerly side of West 52nd Street 74 feet 3-3/4 inches (as described; 74 feet 3-1/2 inches as surveyed) to the westerly side of Seventh Avenue;

THENCE Northerly along the said westerly side of Seventh Avenue, 125 feet 5 inches to the corner formed by the intersection of the said westerly side of Seventh Avenue and the southerly side of West 53rd Street;

THENCE Westerly along the said southerly side of West 53rd Street 195 feet 2-3/8 inches to the intersection of the said southerly side of West 53rd Street and the easterly side of Broadway;

THENCE Southerly along the said easterly side of Broadway, 126 feet 1-1/2 inches, more or less, to a point in a line parallel to the northerly side of West 52nd Street, 75 feet 5 inches (as described; 75 feet 10-1/4 inches as surveyed) northerly therefrom measured on a line at right angles to the northerly side of West 52nd Street;

THENCE Easterly parallel with the said northerly side of West 52nd Street, 69 feet 11 inches;

THENCE Southerly at right angles to the said northerly side of West 52nd Street, 75 feet 5 inches to the said northerly side of West 52nd Street; and

THENCE Easterly along the said northerly side of West 52nd Street, 37 feet 7 inches (as described; 37 feet 6-1/2 inches as surveyed) to the point or place of BEGINNING.

TOGETHER WITH the Air Rights over the following described parcel (Block 1024 Lot
29):

ALL that certain lot or parcel of land in the Borough of Manhattan, City, County and State of New York, bounded and described as follows:

BEGINNING at a point formed by the intersection of the northerly side of 52nd Street, with the westerly side of 7th Avenue; and

RUNNING THENCE Westwardly along the northerly side of 52nd Street, seventy-four
(74) feet four (4) inches to a point opposite the center line of a sixteen (16) inch party wall;

THENCE Northwardly parallel with 7th Avenue and part of the distance through the center of said party wall, seventy-five (75) feet five (5) inches;

THENCE Eastwardly parallel with 52nd Street, seventy-four (74) feet four (4) inches to the westerly side of 7th Avenue; and

THENCE Southwardly along the westerly side of 7th Avenue, seventy-five (75) feet five (5) inches to the point or place of BEGINNING.

ALSO, TOGETHER WITH the Air Rights over the following described parcel (Block 1024 Lot 131):

ALL that lot of land in the Borough of Manhattan, County of New York, City of New York and State of New York, bounded and described as follows:

BEGINNING at the comer formed by the intersection of the northerly side of Fifty-Second (52nd) Street with the easterly side of Broadway, as now laid down;

RUNNING THENCE Easterly along the northerly side of Fifty-Second (52nd ) Street, sixty-one (61) feet ten (10) inches to the outer line of the westerly wall of the building erected on the premises adjoining on the east of the premises hereby described;

RUNNING THENCE Northerly, parallel with the westerly side of Seventh Avenue and along said line of said wall and a line in prolongation thereof, seventy-five
(75) feet five (5) inches;

RUNNING THENCE Westerly parallel with the northerly side of Fifty-Second Street, sixty-nine (69) feet eleven (11) inches to the said easterly side of Broadway;

RUNNING THENCE Southerly along the easterly side of Broadway, seventy-five (75) feet eleven (11) inches to the point or place of BEGINNING.

                                   EXHIBIT "E"

                   FORM OF ASSIGNMENT AND ASSUMPTION OF LEASES

     THIS ASSIGNMENT AND ASSUMPTION OF LEASES (this "Assignment") is made as of the [____] day of December, 1997, by and between 810 PARTNERS LLC, a Delaware limited liability company organized under the laws of the State of Delaware, having an office at c/o Credit Suisse First Boston LLC, 11 Madison Avenue, 7th Floor, New York, New York 10010 and [810 FLATIRON PROPERTY CORP.], a Delaware corporation, having an office at c/o Credit Suisse First Boston LLC, 11 Madison Avenue, 7th Floor, New York, New York 10010 (collectively, "Assignor"), and 810 7TH AVENUE, L.P., a New York limited partnership, having an office c/o Tower Realty Trust, Inc., 292 Madison Avenue, New York, New York 10117 ("Assignee").

                               W I T N E S S E T H

     WHEREAS, Assignor is the landlord under the leases set forth on Schedule A attached hereto and made a part hereof (the "Leases") , pursuant to which Leases, Assignor has demised to the tenants thereunder certain premises located at 810 Seventh Avenue, New York, New York (the "Building");

     WHEREAS, Assignor and Assignee are parties to that certain Sale-Purchase Agreement, dated as of December 31, 1997 (the "Agreement"), pursuant to which Agreement, Assignor has agreed to sell to Assignee, and Assignee has agreed to purchase from Assignor, the Building; and

     WHEREAS, in connection with the Agreement (i) Assignor is required to assign, transfer and convey to Assignee all of Assignor's right, title and interest in, to and under the Leases, together with any and all right, title, estate and interest of Assignor in and to such security deposits and prepaid rents, if any, as have been paid to Assignor pursuant to such Leases, less any amounts deducted therefrom as provided in Section 6.9 of the Agreement (collectively, the "Security Deposits") and (ii) Assignee is required to accept such assignment and to assume Assignor's obligations under the Leases and the Security Deposits from and after the date hereof.

     NOW, THEREFORE, in consideration of the sum of Ten Dollars ($10.00) and other good and valuable consideration, the mutual receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

     1. Unless otherwise stated herein, all capitalized terms used in this Assignment shall have the meanings specified in the Agreement.

     2. Subject to the terms of the Agreement, Assignor hereby assigns, transfers, releases and sets over unto Assignee all of the right, title and interest of Assignor in and to (i) the Leases, (ii) the Security Deposits, and
(iii) the accounts and [letters of credit] referred to on Schedule B (the "Security Deposit Accounts"), which Security Deposit Accounts contain all Security Deposits held by Seller (including all accrued interest thereon) [and which letters of credit constitute all letters of credit evidencing Security Deposits].

     3. Assignee hereby accepts the foregoing assignment and hereby assumes (a) all of the obligations of Assignor under the Leases arising from and after the Closing Date and (b) all obligations of Assignor with respect to the Security Deposits and the Security Deposit Accounts, including, without limitation, the obligation to return same to the tenants under the Leases in accordance with the terms of such Leases.

     4. Assignor and Assignee shall cooperate to notify any third party institutions holding the Security Deposit Accounts of the transfer of title thereto from Assignor to Assignee.

     5. This Assignment may not be amended, modified or terminated except by an instrument in writing executed by the parties hereto.

     6. This Assignment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

     7. This Assignment may be executed in counterparts, each of which shall constitute an original, and all of which taken together shall constitute one and the same instrument.

     8. The provisions hereof are subject to the provisions of Section 19 of the Agreement.

     IN WITNESS WHEREOF, intending to be legally bound the parties hereto have executed this Assignment as of the day and year first above written.

                                     Assignor:

                                     810 PARTNERS LLC, a Delaware limited
                                     liability company

                                     By: [810 Flatiron Property Corp.], a
                                         Delaware corporation, General Manager


                                         By:
                                            -----------------------------------
                                            Name:
                                            Title:


                                     [810 FLATIRON PROPERTY CORP.], a
                                     Delaware corporation


                                     By:
                                        ---------------------------------------
                                        Bruce R. McLean
                                        Vice President


                                     Assignee:

                                     810 7TH AVENUE, L.P., a New York
                                     limited partnership

                                     By:  810 7th Avenue GP LLC, a Delaware
                                          limited liability company,
                                          General Partner

                                          By: Tower QRS No. 5 Corp., a Delaware
                                              corporation, Managing Member

                                              By:
                                                 ------------------------------
                                                 Name:
                                                 Title:

                                   Schedule A
                                   ----------

                                     Leases
                                     ------

                                   Schedule B
                                   ----------

                            Security Deposit Accounts
                            -------------------------

Institution         Account No.              Tenant              Deposit
-----------         -----------              ------              -------

                                   EXHIBIT "F"

             FORM OF ASSIGNMENT AND ASSUMPTION OF SERVICE CONTRACTS

     THIS ASSIGNMENT AND ASSUMPTION OF SERVICE CONTRACTS (this "Assignment") is made as of the [__] day of December, 1997, by and between 810 PARTNERS LLC, a Delaware limited liability company organized under the laws of the State of Delaware, having an office at c/o Credit Suisse First Boston LLC, 11 Madison Avenue, 7th Floor, New York, New York 10010 and [810 FLATIRON PROPERTY CORP.], a Delaware corporation, having an office at c/o Credit Suisse First Boston LLC, 11 Madison Avenue, 7th Floor, New York, New York 10010 (collectively, "Assignor"), and 810 7TH AVENUE, L.P., a New York limited partnership, having an office c/o Tower Realty Trust, Inc., 292 Madison Avenue, New York, New York 10117 ("Assignee").

                                   WITNESSETH

     WHEREAS, Assignor has entered into those certain service contracts and work letters set forth on Schedule A attached hereto and made a part hereof (the "Service Contracts"), in connection with certain real property located at 810 Seventh Avenue, New York, New York, and more particularly described on Schedule B attached hereto (the "Premises");

     WHEREAS, Assignor and Assignee are parties to that certain Sale-Purchase Agreement, dated as of December 31, 1997 (the "Agreement"), pursuant to which Agreement, Assignor has agreed to sell to Assignee, and Assignee has agreed to purchase from Assignor, the Premises; and

     WHEREAS, in connection with the Agreement, Assignor is required to assign, transfer and convey to Assignee all of Assignor's right, title and interest in, to and under the Service Contracts and Assignee is required to accept such assignment and to assume Assignor's obligations under the Service Contracts from and after the date hereof.

     NOW, THEREFORE, in consideration of the sum of Ten Dollars ($10.00) and other good and valuable consideration, the mutual receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

     1. Unless otherwise stated herein, all capitalized terms used in this Assignment shall have the meanings specified in the Agreement.

     2. Assignor hereby assigns, transfers, releases and sets over unto Assignee all of the right, title and interest of Assignor in and to the Service Contracts.

     3. Assignee hereby accepts the foregoing assignment and hereby assumes all of the obligations of Assignor under the Service Contracts from, after and including the Closing Date.

     4. This Assignment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

     5. This Assignment may be executed in counterparts, each of which shall constitute an original, and all of which taken together shall constitute one and the same instrument.

     6. The provisions hereof are subject to the provisions of Section 19 of the Agreement.

     IN WITNESS WHEREOF, intending to be legally bound, the parties hereto have executed this Assignment as of the day and year first above written.


                                   Assignor:

                                   810 PARTNERS LLC, a Delaware limited
                                   liability company

                                   By:  [810 Flatiron Property Corp.], a
                                        Delaware corporation,
                                        General Manager


                                        By:
                                             ----------------------------------
                                             Name:
                                             Title:

                                   [810 FLATIRON PROPERTY CORP.], a
                                   Delaware corporation


                                   By:
                                        ---------------------------------------
                                        Bruce R. McLean
                                        Vice President

                                   Assignee:

                                   810 7TH AVENUE, L.P., a New York
                                   limited partnership

                                   By:  810 7th Avenue GP LLC, a Delaware
                                        limited liability company,
                                        General Partner

                                        By:  Tower QRS No. 5 Corp., a
                                             Delaware corporation,
                                             Managing Member


                                             By:
                                                  -----------------------------
                                                  Name:
                                                  Title:

                                   Schedule A
                                   ----------

                                Service Contracts
                                -----------------

                                   Schedule B
                                   ----------

                          Legal Description of the Land
                          -----------------------------

All that certain plot, piece or parcel of land, situate, lying and being in the Borough of Manhattan, City, County and State of New York, bounded and described as follows:

BEGINNING at a point on the northerly side of West 52nd Street, opposite the center of a certain party wall standing partly on the premises and partly on the premises adjoining on the easterly side thereof, which point is distant seventy-four feet four inches (as described; seventy-four feet three and one-half inches as surveyed ) westerly from the northwesterly comer of Seventh Avenue and West 52nd Street; and

RUNNING THENCE Northerly parallel with the westerly side of Seventh Avenue and for part of the distance through the center of said party wall seventy-five feet and five inches;

THENCE Easterly and parallel with the said northerly side of West 52nd Street 74 feet 3-3/4 inches (as described; 74 feet 3-1/2 inches as surveyed) to the westerly side of Seventh Avenue;

THENCE Northerly along the said westerly side of Seventh Avenue, 125 feet 5 inches to the corner formed by the intersection of the said westerly side of Seventh Avenue and the southerly side of West 53rd Street;

THENCE Westerly along the said southerly side of West 53rd Street 195 feet 2-3/8 inches to the intersection of the said southerly side of West 53rd Street and the easterly side of Broadway;

THENCE Southerly along the said easterly side of Broadway, 126 feet 1-1/2 inches, more or less, to a point in a line parallel to the northerly side of West 52nd Street, 75 feet 5 inches (as described; 75 feet 10-1/4 inches as surveyed) northerly therefrom measured on a line at right angles to the northerly side of West 52nd Street;

THENCE Easterly parallel with the said northerly side of West 52nd Street, 69 feet 11 inches;

THENCE Southerly at right angles to the said northerly side of West 52nd Street, 75 feet 5 inches to the said northerly side of West 52nd Street; and

THENCE Easterly along the said northerly side of West 52nd Street, 37 feet 7 inches (as described; 37 feet 6-1/2 inches as surveyed) to the point or place of BEGINNING.

TOGETHER WITH the Air Rights over the following described parcel (Block 1024 Lot
29):

ALL that certain lot or parcel of land in the Borough of Manhattan, City, County and State of New York, bounded and described as follows:

BEGINNING at a point formed by the intersection of the northerly side of 52nd Street, with the westerly side of 7th Avenue; and

RUNNING THENCE Westwardly along the northerly side of 52nd Street, seventy-four
(74) feet four (4) inches to a point opposite the center line of a sixteen (16) inch party wall;

THENCE Northwardly parallel with 7th Avenue and part of the distance through the center of said party wall, seventy-five (75) feet five (5) inches;

THENCE Easterly parallel with 52nd Street, seventy-four (74) feet four (4) inches to the westerly side of 7th Avenue; and

THENCE Southwardly along the westerly side of 7th Avenue, seventy-five (75) feet five (5) inches to the point or place of BEGINNING.

ALSO, TOGETHER WITH the Air Rights over the following described parcel (Block 1024 Lot 131):

ALL that lot of land in the Borough of Manhattan, County of New York, City of New York and State of New York, bounded and described as follows:

BEGINNING at the comer formed by the intersection of the northerly side of Fifty-Second (52nd) Street with the easterly side of Broadway, as now laid down;

RUNNING THENCE Easterly along the northerly side of Fifty-Second (52nd) Street, sixty-one (61) feet ten (10) inches to the outer line of the westerly wall of the building erected on the premises adjoining on the east of the premises hereby described;

RUNNING THENCE Northerly, parallel with the westerly side of Seventh Avenue and along said line of said wall and a line in prolongation thereof, seventy-five
(75) feet five (5) inches;

RUNNING THENCE Westerly parallel with the northerly side of Fifty-Second Street, sixty-nine (69) feet eleven (11) inches to the said easterly side of Broadway;

RUNNING THENCE Southerly along the easterly side of Broadway, seventy-five (75) feet eleven (11) inches to the point or place of BEGINNING.

                                  EXHIBIT "G-1"

              FORM OF ASSIGNMENT AND ASSUMPTION OF AIR RIGHTS LEASE

     THIS ASSIGNMENT AND ASSUMPTION OF AIR RIGHTS LEASE (this "Assignment") is made as of the [___] day of December, 1997, by and between 810 PARTNERS LLC, a Delaware limited liability company organized under the laws of the State of Delaware, having an office at c/o Credit Suisse First Boston LLC, 11 Madison Avenue, 7th Floor, New York, New York 10010 and [810 FLATIRON PROPERTY CORP.], a Delaware corporation, having an office at c/o Credit Suisse First Boston LLC, 11 Madison Avenue, 7th Floor, New York, New York 10010 (collectively, "Assignor"), and 810 7TH AVENUE, L.P., a New York limited partnership, having an office c/o Tower Realty Trust, Inc., 292 Madison Avenue, New York, New York 10117 ("Assignee").

                                   WITNESSETH

     WHEREAS, Assignor has entered into that certain air rights lease set forth on Schedule A attached hereto and made a part hereof (the "Lease"), in connection with certain real property located at 810 Seventh Avenue, New York, New York (the "Premises");

     WHEREAS, Assignor and Assignee are parties to that certain Sale-Purchase Agreement, dated as of December 31, 1997 (the "Agreement"), pursuant to which Agreement, Assignor has agreed to sell to Assignee, and Assignee has agreed to purchase from Assignor, the Premises; and

     WHEREAS, in connection with the Agreement, Assignor is required to assign, transfer and convey to Assignee all of Assignor's right, title and interest in, to and under the Lease and Assignee is required to accept such assignment and to assume Assignor's obligations under the Lease from and after the date hereof.

     NOW, THEREFORE, in consideration of the sum of Ten Dollars ($10.00) and other good and valuable consideration, the mutual receipt and sufficiency of which are hereby acknowledged, Assignor does hereby sell, assign, transfer, set over and deliver unto Assignee, all of Assignor's right, title and interest in the Lease.

     TO HAVE AND TO HOLD, the same unto Assignee, its successors and assigns from the date hereof for the rest of the years mentioned in said Lease, together with all rights and options provided therein and subject to the terms, covenants, conditions and provisions therein also mentioned.

     Assignee hereby assumes the performance of all terms, covenants and conditions of the Lease herein assigned by Assignor to Assignee required to be performed from and after the date hereof and agrees to pay the rent reserved by the Lease until the termination of the Lease and will well and truly perform all such terms, covenants and conditions of the Lease herein assigned; all with full force and effect as if Assignee had signed the Lease originally as tenant named therein.

     IN WITNESS WHEREOF, intending to be legally bound the parties hereto have executed this Assignment as of the day and year first above written.


Assignor:

                                        810 PARTNERS LLC, a Delaware limited
                                        liability company

                                        By:  [810 Flatiron Property Corp.], a
                                             Delaware corporation,
                                             General Manager


                                            By:
                                                  -----------------------------
                                                  Bruce R. McLean
                                                  Vice President

                                        [810 FLATIRON PROPERTY CORP.], a
                                        Delaware corporation


                                        By:
                                             ----------------------------------
                                             Bruce R. McLean
                                             Vice President


                                        Assignee:

                                        810 7TH AVENUE, L.P., a New York
                                        limited partnership

                                        By:  810 7th Avenue GP LLC, a Delaware
                                             limited liability company,
                                             General Partner

                                             By:  Tower QRS No. 5 Corp., a
                                                  Delaware corporation,
                                                  Managing Member


                                                  By:
                                                       ------------------------
                                                       Name:
                                                       Title: